EXHIBIT 99.1


FDVI Announces it is Filing Application with National Stock Exchange for Listing

(Indianapolis, IN) -- Fortune Diversified Industries, Inc. (BULLETIN BOARD:
FDVI) announces it is filing an application for listing with a national stock exchange. It is the intent of management to proceed as quickly as possible to meet all listing requirements and to be approved in ninety days. As a result, the Board of Directors authorized a 1:10 reverse stock split to meet the national exchange minimum stock price requirements and to simplify institutional investments.



About Fortune Diversified Industries, Inc.

Fortune Diversified Industries' current operating focus is achieved through its three operating divisions. The Human Resources Solutions Division includes Professional Staff Management, Inc. and Century II. The Wireless Infrastructure Division includes James H. Drew Corporation, Innovative Telecommunications Consultants Inc., Telecom Technology Corporation, PDH Inc., Cornerstone Wireless Construction Services Inc, Cornerstone Wireless Services Inc., Magtech Services Inc. and Starquest Wireless Services Inc. The Manufacturing and Distribution Division includes Nor-Cote International Inc., Kingston Sales Corporation, and Commercial Solutions Inc.

More information can be found at www.fdvi.net.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to be materially different from those projected. Such risks may include, but are not necessarily limited to, changes in general economic conditions and other business considerations described more specifically in Fortune Diversified Industries Inc.'s Securities and Exchange Commission filings. SOURCE: Fortune Diversified Industries / CONTACT: Harlan Schafir, 317-697-6643.